EXHIBIT 99.2
Corrected Press Release
GEOGLOBAL ANNOUNCES ELECTION OF NEW DIRECTOR

Calgary, Alberta, Canada, January 12, 2012 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE Amex: GGR) announced earlier today that it expanded its Board of Directors to six persons following the appointment of Mr. Ohad Marani.  Certain information contained within the description of Mr. Marani’s background is corrected herein.

Mr. Marani currently serves as Chief Executive Officer of The Israel Land Development Company – Energy Ltd. a publicly traded company with shares listed on the Tel Aviv Stock Exchange.  He previously served as Director General of the Israel Finance Ministry from 2001 to 2003, Chairman of Israel Natural Gas Lines Ltd., Chairman of Alumot Investment House Ltd., Budget Director of the Finance Ministry from 2000 to 2001, Chairman of the Board of Oil Refineries Ltd. from March 2004 to June 2007, Minister for Economic Affairs, Israel Embassy, Washington, D.C. from 1995 to 2000 and Non-Executive Co-Chairman and Director of Adira Energy Ltd.  Prior to March 2004, Mr. Marani served in various Israeli governmental positions.  Mr. Marani has a Masters Degree in Public Administration (major in Economics and Finance) from Harvard University, an MBA (majoring in Finance) from Hebrew University of Jerusalem and a BA in Economics (majoring in Accounting and Statistics) from Hebrew University of Jerusalem.

“Ohad brings a wealth of knowledge to our Company,” said David D. Conklin, Chairman of GeoGlobal.  “He brings specific regional expertise with respect to our Israeli operations that will prove invaluable as we advance our planned 2012 drilling program.”

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GeoGlobal Resources Inc. www.geoglobal.com	KM Investor Relations Ltd. www.km-ir.co.il
Paul B. Miller, President and CEO Carla Boland, Investor Relations and Corporate Affairs	Moran Meir-Beres
Phone: +1 403 777-9250 Email: info@geoglobal.com	Phone: +011 972-3-5167620 E-mail: moran@km-ir.co.il

The Equicom Group	BPC Financial Marketing
Dave Feick, Managing Director, Western Canada	John Baldissera
Phone: +1 403 218-2839 Email: dfeick@equicomgroup.com	Phone : +1 800-368-1217